UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Applied Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 1400
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 220-9226

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	APLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2025, Applied Therapeutics, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), pursuant to which the Company may offer and sell, from time to time, shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $75,000,000 to or through the Agent. The offer and sale, if any, of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-271887), which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2023, and declared effective on May 19, 2023, as supplemented by the prospectus supplement (the “Prospectus Supplement”) filed by the Company with the SEC on August 29, 2025. Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has no obligation to sell any of the Shares, and the Agent is not required to sell any specific number or dollar amount of the Shares. The Company and the Agent may at any time suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Subject to the Company’s request to sell Shares, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company has provided the Agent with customary indemnification and contribution rights, and the Agent will be entitled to a commission of 3.0% of the aggregate gross proceeds of any Shares sold through the Agent.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Goodwin Procter LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

As previously disclosed, on August 11, 2023, the Company entered into the Sales Agreement (the “Leerink Partners Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), pursuant to which the Company could offer and sell shares of Common Stock through Leerink Partners as sales agent, in sales deemed to be “at the market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. Effective as of August 29, 2025, in connection with entry into the Agreement, the Company terminated the Leerink Partners Sales Agreement.

Following the termination of the Leerink Partners Sales Agreement, the Company may not offer or sell any additional shares of Common Stock under the Leerink Partners Sales Agreement or the related prospectus, dated August 11, 2023. From August 11, 2023 to August 29, 2025, the Company sold 20,615,976 shares of Common Stock pursuant to the Leerink Partners Sales Agreement for net proceeds of approximately $49.3 million, after deducting commissions and offering expenses.

The foregoing description of the Leerink Partners Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Leerink Partners Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2023, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
5.1	Opinion of Goodwin Procter LLP
10.1	Controlled Equity OfferingSM Sales Agreement, dated as of August 29, 2025, by and between Cantor Fitzgerald & Co. and Applied Therapeutics, Inc.
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Date:	August 29, 2025	By:	/s/ Les Funtleyder
Les Funtleyder, Interim Chief Executive Officer and Chief Financial Officer